                                                            Exhibit 10.9


$250,000.00                                                Sarasota, Florida
                                                           December 6, 2000

     FOR VALUE RECEIVED, the undersigned ("Company") promises to pay to the order of Bruce Sanguinetti (hereinafter referred to as "Holder"), Holder's heirs, successors and assigns, at such place as Holder may designate in writing, in lawful money of the United States of America, the principal sum of Two Hundred Fifty Thousand ($250,000.00), together with interest from the date hereof on the outstanding principal balance at the following rate: the greater of (a) 12% or (b) DLJ's standard margin loan rate plus 1.5%.

and in accordance with the following provisions:

     1. Payment.  All outstanding principal and all accrued interest shall be
        -------
        due and payable in full on December 6, 2001 or the closing of an equity offering by the Company of at least $5 million, whichever is earlier. Each payment hereunder shall be credited first to interest then due and the remainder shall be applied to reduce the principal balance. Interest shall be payable quarterly, starting March 31, 2001.

     2. Prepayment. This Note may be prepaid in whole or in part at any time and
        ----------
        from time to time without premium or penalty.

     3. Options. The Company also agrees to immediately grant to Holder a
        -------
        total of 25,000 warrants at $3.60 strike price, 2-year term, in the Company's common stock.

     4. Default. If Company defaults hereunder, and if said default is not
        --------
        cured within 5 days after Company's receipt of written notice thereof, all the unpaid principal and all the interest then accrued thereon, at the option of Holder hereof, shall become immediately due and payable without demand or notice, time being of the essence

     6. Waiver of Rights.  Except as otherwise provided herein, Company and each
        ----------------
        person liable hereon, whether maker, endorser or otherwise, hereby waives (i) presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, diligence in collection, and all other requirements necessary to hold each of them liable hereon, (ii) any right to be released by reason of any extension of time or change in terms of payment or any change, alteration or release of any security given for the payment hereof, and (iii) the right to require Holder to proceed against Company or any of them, or to pursue any other remedy in Holder's power.

     7. Costs and Attorney Fees.  Company shall pay all costs, including without
        -----------------------
        limitation reasonable attorney and paralegal fees through all appeal stages, incurred by Holder in enforcing any right or remedy hereunder, including without limitation for collection.

     8. Remedies Cumulative.  The remedies of Holder hereof, as provided herein
        -------------------
        or in any other instrument incorporated or referenced herein, shall be cumulative and concurrent.

     9. Modification; Waiver. Governing Law.  No provision herein may be
        --------------------  -------------
        modified or waived except by a writing signed by the party sought to be held thereto. This instrument shall be interpreted and governed in all respects according to New York law.

     IN WITNESS WHEREOF, the undersigned caused this instrument to be executed and delivered as of the date first above-written.

                        SPEEDCOM WIRELESS CORPORATION, a Delaware Corporation

                                  By_______________________________
                                    Michael W. McKinney, President